Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements of our reports dated October 10, 2005, with respect to the consolidated financial statements and schedule of Net2Phone, Inc., Net2Phone, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Net2Phone, Inc., included in Net2Phone, Inc.’s Annual Report (Form 10-K) for the year ended July 31, 2005, which is included as an annex to the Schedule 14A filed by Net2Phone, Inc. on February 24, 2006, in each of following:

Registration Statement No. 333-101734 on Form S-8;
Registration Statement No. 333-83670 on Form S-8;
Registration Statement No. 333-51248 on Form S-8;
Registration Statement No. 333-74354 on Form S-8;
Registration Statement No. 333-85945 on Form S-8;
Registration Statement No. 333-56844 (Amendment #1) on Form S-3/A;
Registration Statement No. 333-78713 (Amendment #1) on Form S-3/A;
Registration Statement No. 333-110118 (Amendment #2) on Form S-3/A;
Registration Statement No. 333-111403 on Form S-8;
Registration Statement No. 333-124684 on Form S-8; and
Registration Statement No. 333-125880 on Form S-3.

/S/ ERNST & YOUNG LLP

New York, New York
February 24, 2006